Exhibit 99.1

2 Bethesda Metro Center, Suite 1530, Bethesda, MD 20814 T: (240) 507-1300, F: (240) 396-5626 www.pebblebrookhotels.com
News Release
Pebblebrook Hotel Trust Acquires Skamania Lodge
     Bethesda, MD, November 3, 2010 — Pebblebrook Hotel Trust (NYSE: PEB) (the “Company”) today announced that it has acquired Skamania Lodge from Lowe Enterprises Investors acting on behalf of a pension fund client for $55.8 million. The 254-room, upper-upscale, full-service lodge is located outside of Portland, Oregon on the Columbia River Gorge in Stevenson, Washington. The conference resort features the Waterleaf Spa and Fitness Center, the Skamania Lodge Golf Course and approximately 22,000 square feet of meeting space. The property will continue to be managed by Destination Hotels & Resorts. The transaction was funded entirely with available cash.
“We are thrilled to acquire this unique lodge and conference resort,” said Jon Bortz, Chairman, President and Chief Executive Officer of Pebblebrook Hotel Trust. “Skamania boasts high-quality facilities and a spectacular location that offers a wide array of recreational activities. Its close proximity to Portland makes Skamania a popular destination for both the leisure transient and the corporate group markets. This property has historically performed very well and our ability to acquire it at such a deep discount to replacement cost is an exciting opportunity for us.”
     Skamania Lodge is located just 45 miles east of the metropolitan area of Portland, Oregon in Stevenson, Washington in Skamania County. Skamania County includes exceptional natural attractions such as Mount St. Helens, Multnomah Falls, Mount Hood, Beacon Rock and the Columbia River Gorge. In addition, the area is a popular destination for numerous outdoor activities including windsurfing, kayaking, golfing, boating, hunting, skiing and fishing. The property benefits from an extensive transportation network allowing for easy access to the property and strict zoning and ordinance laws that prohibit new development in the area. Skamania Lodge is located within the highly protected national scenic area of the Columbia River Gorge, which presents significant barriers to entry for any future resort or conference center development.
     Built in 1993 and expanded in 2002, Skamania Lodge is a four-story building built in the tradition and spirit of the rustic Northwest, utilizing Grand Lodge-style architecture. The property has been well maintained, with approximately $4.5 million invested in capital improvements since 2007. Skamania Lodge encompasses over 175 acres along the banks of the Columbia River. The meeting and event space includes approximately 22,000 square feet of International Association of Conference Centers (“IACC”) certified indoor meeting space spread over 23 rooms, including two ballrooms, approximately 4,000 square feet of pre-function space and approximately 44,000 square feet of outdoor event space. Additionally, Skamania Lodge features an 18-hole, par 70 golf course, the full-service Waterleaf Spa and Fitness Center, a business center, heated indoor swimming pool, indoor/outdoor whirlpool spas, two tennis courts, a basketball court and miles of hiking and biking trails.
     Skamania’s 254 rooms, 11 of which are suites, offer one-of-a-kind views of the Cascade Mountains and the Columbia River Gorge. The hotel features original artwork, a grand 85-foot fireplace in the lobby and an approximately 7,000-square foot ballroom. The property offers three distinct dining outlets, the Cascade Room, an award-winning three-meal-a-day restaurant that features Pacific Northwest fare, the lighter and more casual River Rock Restaurant and seasonal dining near the golf course at The Greenside Grill.
     In 2009, Skamania Lodge operated at approximately 48% occupancy, with an average daily rate of approximately $149. During the next 12 months, the Company currently forecasts that the hotel will generate earnings before interest, taxes, depreciation and amortization (“EBITDA”) of approximately $4.6 to $4.9 million and net operating income after capital reserves of approximately $3.9 to $4.2 million.
     The hotel will continue to be managed by Destination Hotels & Resorts, which has managed the property since 2005. Destination Hotels & Resorts is a wholly owned subsidiary of Lowe Enterprises and a national operator that specializes in managing and marketing high-quality independent properties.
     “Destination has a great understanding of, and excellent experience with, operating unique, independent resorts and conference centers,” continued Mr. Bortz. “Their knowledge of the market and their vision for the future of the property gives us great confidence in retaining them as the operator. We believe their approach to the property will maximize its long-term value while yielding positive results in the near future.”
     The Company expects to incur approximately $0.4 million of costs related to the acquisition of this hotel that will be expensed as incurred.
     The Skamania Lodge marks the sixth acquisition for the Company since completing its initial public offering in December 2009.
     The Company has previously announced executed agreements to purchase two additional hotels:
     •    $89.0 million for a hotel in the Philadelphia, Pennsylvania region
     •    $102.8 million for a hotel in the Los Angeles, California region
     Closings for these properties are expected to occur within 60 days from the filing date of the corresponding Current Report on Form 8-K. However, because these acquisitions are subject to customary closing requirements, conditions and due diligence, the Company can give no assurance that the transactions will be consummated during that time period, or at all.
About Pebblebrook Hotel Trust
     Pebblebrook Hotel Trust is a publicly traded real estate investment trust (“REIT”) organized to opportunistically acquire and invest primarily in upper-upscale, full-service hotels located in large urban and resort markets with an emphasis on the major coastal cities. The company owns six hotels, with a total of 1,684 guest rooms.
Click here to visit the Pebblebrook Hotel Trust website
About Lowe Enterprises Investors
     Los Angeles-based Lowe Enterprises Investors provides real estate investment management services on behalf of a select list of institutional and high net worth clients and partners through both individually managed and commingled fund relationships. The firm has been responsible for $6 billion in real estate assets, including commercial, hospitality and debt investments, since inception in the late 1980s. Lowe Enterprises Investors has been a leading value-added investor through multiple cycles, employing equity and structured debt in its investment strategies.
Click here to visit the Lowe Enterprises Investors website

About Destination Hotels & Resorts
     Destination Hotels & Resorts began in 1972 with the development and management of condominium resorts. Since then, the company has grown to become consistently ranked as one of the top ten hospitality management companies in the country (ranked by Hotel Business Magazine), with more than 7,100 employees, over 7,000 hotel rooms and condominium units and more than $2.2 billion in assets under management. Destination Hotels & Resorts is a wholly owned subsidiary of Los Angeles-based Lowe Enterprises, a privately held, national real estate organization active in commercial and hospitality property investment, management and development.
Click here to visit the Destination Hotels & Resorts website
     This press release contains certain “forward-looking” statements relating to, among other things, potential property acquisitions and projected earnings, expenses and demand. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Examples of forward-looking statements include the following: projections of hotel-level EBITDA and net operating income after capital reserves, the Company’s expenses, share count or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions or services; projected completions of acquisitions; forecasts of the Company’s future economic performance and potential increases in average daily rate, occupancy and room demand; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the Company’s Prospectus filed pursuant to Rule 424(b)(1) on July 23, 2010. Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
     For further information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s SEC filings, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com and www.sec.gov.
     All information in this release is as of November 3, 2010. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations. The Company assumes no responsibility for the contents or accuracy of the information on any of the non-Company websites mentioned herein, which are included solely for ease of reference.
Additional Contacts:
Raymond D. Martz, Chief Financial Officer, Pebblebrook Hotel Trust — (240) 507-1330
For additional information or to receive press releases via email, please visit our website at
www.pebblebrookhotels.com
###

Pebblebrook Hotel Trust
Skamania Lodge
Reconciliation of Hotel Net Income to Hotel EBITDA and Hotel Net Operating Income
12-Month Forecast
(Unaudited, in millions)

		Range
	Low		High
Hotel net income	$3.0	to	$3.3

Adjustment:
Depreciation and amortization (1)	1.6		1.6

Hotel EBITDA	$4.6	to	$4.9

Adjustment:
Capital reserve	(0.7)		(0.7)

Hotel Net Operating Income	$3.9	to	$4.2

(1)	Depreciation and amortization has been estimated based on a preliminary purchase price allocation. A change, if any, in the allocation will affect the amount of Depreciation and Amortization and the resulting change may be material.
     This press release includes certain non-GAAP financial measures as defined under Securities and Exchange Commission (SEC) Rules. These measures are not in accordance with, or an alternative to, measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the hotel’s results of operations determined in accordance with GAAP.
     The Company has presented forecasted hotel EBITDA and forecasted hotel net operating income after capital reserves, because it believes these measures provide investors and analysts with an understanding of the hotel-level operating performance. These non-GAAP measures do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.
     The Company’s presentation of the hotel’s forecasted EBITDA and forecasted net operating income after capital reserves should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the hotel’s financial performance. The table above is a reconciliation of the hotel’s forecasted EBITDA and net operating income after capital reserves calculations to net income in accordance with GAAP.